UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2007

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 4.3
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 10.7
Exhibit 10.8
Exhibit 10.9
Exhibit 10.10
Exhibit 10.11
Exhibit 10.12
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement
4.25% Convertible Senior Notes due 2012
On August 1, 2007, Horizon Lines, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”) relating to the sale by the Company to the Initial Purchasers of $300 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2012 (the “Notes”) for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act of 1933, as amended. Under the terms of the Purchase Agreement, the Company also granted to the Initial Purchasers an option to purchase up to $30 million aggregate principal amount of the Notes to cover over-allotments. The Initial Purchasers subsequently exercised the over-allotment option in full, and, at a closing on August 8, 2007, the Initial Purchasers acquired $330 million aggregate principal amount of the Notes.
The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $320.5 million. The Company used (i) $28.6 million of the net proceeds to repurchase 1,000,000 shares of the Company’s common stock in privately negotiated transactions and (ii) the balance of the net proceeds to purchase outstanding Senior Notes and Senior Discount Notes (each as defined below) tendered in the Company’s previously announced tender offer.
The Notes were issued pursuant to an indenture (the “Indenture”) dated August 8, 2007 between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Notes bear interest at the rate of 4.25% per year. The Company will pay interest on the Notes on February 15 and August 15 of each year, beginning on February 15, 2008. The Notes will mature on August 15, 2012 (the “Maturity Date”), unless earlier converted, redeemed or repurchased in accordance with their terms prior to the Maturity Date. Holders of the Notes may require the Company to repurchase the Notes for cash at any time before the Maturity Date following certain fundamental changes.
Holders may convert their Notes based on a conversion rate of 26.9339 shares per $1,000 principal amount of Notes, subject to adjustment upon certain events, under the following circumstances: (1) during specified periods, if the price of the Company’s common stock, par value $0.01 per share (the “Common Stock”) reaches specified thresholds; (2) if the trading price of the Notes is below a specified threshold; (3) at any time after May 15, 2012; and (4) upon the occurrence of certain corporate transactions specified in the Indenture. Upon conversion the Company will pay cash and, if applicable, shares of Common Stock (or additional cash or a combination of shares of Common Stock and cash) based on a daily conversion value calculated based upon the market price of the Company’s Common Stock during a specified period.
If certain corporate transactions occur, the Company will pay upon conversion of the Notes a make-whole premium. The Company may not redeem the Notes prior to maturity. The holders of the Notes may require the Company to repurchase the Notes upon a fundamental change at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
The holders of Notes, as such, do not have any rights as stockholders of the Company (including, without limitation, voting rights or rights to receive dividends or other distributions on our Common Stock).

In connection with the issuance of the Notes on August 8, 2007, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of Common Stock issuable upon conversion of the Notes and to use its reasonable efforts to cause the shelf registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), no later than 180 days after issuance of the Notes. Subject to certain limitations, the Company will be required to pay the holders of the Notes special interest on the Notes if the Company fails to register the Notes and the Common Stock issuable upon conversion of the Notes within, or to keep such registration statement effective during, specified periods.
Certain of the Initial Purchasers, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.
The foregoing descriptions of the Purchase Agreement, the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement which are attached hereto as Exhibit 10.1, Exhibit 4.3 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Convertible Bond Hedge and Warrant Transactions
On August 1, 2007, in connection with the offering of the Notes, the Company also entered into separate convertible bond hedge transactions (collectively, “the convertible hedge transactions”) with respect to the Company’s Common Stock, with each of Goldman, Sachs & Co., Bank of America, N.A. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association (collectively, the “Hedge Participants”). Separately and concurrently with entering into the convertible hedge transactions, the Company also entered into warrant transactions (collectively, the “warrant transactions”) with the Hedge Participants whereby the Company sold to the Hedge Participants warrants to acquire shares of the Company’s Common Stock. On August 3, 2007, the Initial Purchasers exercised their over-allotment option to purchase additional Notes pursuant to the Purchase Agreement and accordingly, the Company used a portion of the net proceeds from the sale of the additional Notes to enter into additional convertible hedge transactions, and, on the same date, entered into additional warrant transactions with the Hedge Participants pursuant to amendments to the Confirmations with the Hedge Participants relating to the Warrant Transactions (the “Amendments”).
The convertible hedge and issuer warrant transactions are separate transactions entered into by the Company with the Hedge Participants, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the convertible hedge and warrant transactions.

The convertible hedge transactions are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the convertible bond hedge transaction documents, at the time of exercise is greater than the strike price of the convertible hedge, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments. If, however, the volume-weighted average price per share of the Common Stock exceeds the strike price of the warrants when the warrants are exercised, the Company will be required to issue shares of Common Stock to the Hedge Participants, and those issuances will have a dilutive effect on the Company’s earnings per share.
The convertible note hedge and warrant transactions increase the effective conversion price of the Notes to $51.41 per common share, reflecting a premium of approximately 80% to the closing price per share of $28.56 on August 1, 2007.
Copies of the Confirmations relating to the convertible hedge transactions are attached hereto as Exhibit 10.3, 10.4 and 10.5 and are incorporated herein by reference. In addition, copies of the Confirmations relating to the warrant transactions and the Amendments to such confirmations are attached hereto as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 and are incorporated herein by reference. The foregoing description of the Confirmations and the Amendments is qualified in its entirety by reference to such agreements which are attached hereto as exhibits.
$375,000,000 Credit Agreement
On August 8, 2007, the Company entered into a credit agreement providing for a $250 million five year revolving credit facility and a $125 million term loan (the “New Credit Agreement”) with eighteen lenders, Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., LaSalle Bank, National Association and JPMorgan Chase Bank, N.A. as Co-Documentation Agents (the “New Credit Facility”). The obligations of the Company are secured by substantially all of the assets of the Company. The terms of the New Credit Facility also provide for a $20 million swingline subfacility and a $50 million letter of credit subfacility.
The New Credit Facility replaces in its entirety the Company’s existing credit facility, consisting of a $192.8 million term loan and a $75 million revolver, entered into as of April 7, 2005 (the “Prior Credit Facility”). In addition to the term loan, the Company borrowed $133.5 million under the revolver in the New Credit Facility to repay borrowings outstanding under the Prior Credit Facility and to purchase outstanding Senior Notes and Senior Discount Notes (each as defined below) tendered in the Company’s previously announced tender offer. Additional borrowings under the New Credit Facility will be used for general corporate purposes, including working capital and permitted acquisitions.
The interest rate payable under the New Credit Agreement varies depending on the types of advances or loans the Company selects under the New Credit Facility. Borrowings under the

New Credit Facility bear interest at primarily LIBOR-based rates plus a spread which ranges from 1.25% to 2.0% basis points (LIBOR plus 150 basis points as of the date hereof) depending upon the Company’s ratio of total debt to EBITDA (as defined in the New Credit Facility). The Company pays a variable commitment fee on the unused portion of the commitment, ranging from 0.25% to 0.40%. Alternatively, the Company has the option to elect to have borrowings under the New Credit Facility bear interest at the higher of the prime rate announced by the Administrative Agent or the Federal Funds Rate plus 50 basis points.
The New Credit Facility contains customary affirmative and negative covenants and warranties, including two financial covenants with respect to the Company’s leverage and interest coverage ratios and limits the level of capital expenditures, dividends and stock repurchases in addition to other restrictions. It also contains customary Events of Default (as defined in the New Credit Facility). If the Company experiences any Event of Default other than events of bankruptcy in its obligations under the New Credit Facility, then, to the extent permitted in the New Credit Facility, the Administrative Agent may terminate the commitments under the New Credit Facility and accelerate any outstanding loans. Upon events of bankruptcy, the Company’s obligation under the New Credit Facility becomes immediately due and payable. The Company’s performance and payment obligations under the New Credit Facility are guaranteed by all of the Company’s direct and indirect subsidiaries.
Certain of the lenders party to the New Credit Facility, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.
The foregoing description of the New Credit Facility is qualified in its entirety by reference to the New Credit Agreement which is attached hereto as Exhibit 10.12 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
See the information set forth in Item 1.01 above, the contents of which are incorporated herein by reference. On August 8, 2007, in connection with entering into the New Credit Facility, the Company’s Prior Credit Facility was terminated. The Company borrowed $133.5 million under the revolver and $125 million under the terms loans in the New Credit Facility, of which approximately $193 million was used to repay borrowings outstanding, including accrued but unpaid interest, under the Prior Credit Facility.
The Company incurred no penalties in connection with the termination of the Prior Credit Facility.
The foregoing description of the New Credit Facility and the termination of the Prior Credit Facility is qualified in its entirety by reference to the New Credit Agreement which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
See the additional information set forth in Item 1.01 above, the contents of which are incorporated herein by reference.
On August 8, 2007, the Company sold the Initial Purchasers $330 million principal amount of the Notes through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $320.5 million. The Initial Purchasers received an aggregate commission of approximately $9.1 million in connection with the offering of the Notes.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.
The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
On August 8, 2007, pursuant to the warrant transactions, the Company sold warrants to acquire, subject to customary anti-dilution adjustments, approximately 4.6 million shares of Common Stock at a strike price of approximately $51.41 per share of Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company received aggregate proceeds of approximately $12 million from the sale of the warrants.
Neither the warrants nor the underlying Common Stock issuable upon conversion of the warrants have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 3.03. Material Modification to Rights of Security Holders
The previously disclosed amendments to the Indenture dated as of July 7, 2004, among Horizon

Lines, LLC, Horizon Lines Holding Corp., the Guarantors referred to therein and the Trustee (the “Senior Notes Indenture”) and the Indenture dated as of December 10, 2004 among H-Lines Finance Holding Corp. and the Trustee (the “Senior Discount Notes Indenture” together with the Senior Notes Indenture, the “Prior Indentures”) became operative on August 8, 2007, as provided in the first supplemental indenture relating to the Senior Notes Indenture (the “Senior Notes First Supplemental Indenture”) and the first supplemental indenture relating to the Senior Discount Notes Indenture (the “Senior Notes Discount First Supplemental Indenture” together with the Senior Notes First supplemental Indenture, the “Supplemental Indentures”), The First Supplemental Indentures effected certain amendments to the Prior Indentures that eliminated the following covenants from the Prior Indentures:
(1)	the covenant entitled “Corporate Existence”,

(2)	the covenant entitled “Payment of Taxes”,

(3)	the covenant entitled “Compliance Certificate; Notice of Default”,

(4)	the covenant entitled “Payments for Consent”,

(5)	the covenant entitled “Waiver of Stay, Extension or Usury Laws”,

(6)	the covenant entitled “Change of Control”,

(7)	the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock”,

(8)	the covenant entitled “Limitation on Restricted Payments”,

(9)	the covenant entitled “Limitation on Liens”,

(10)	the covenant entitled “Limitation on Asset Sales”,

(11)	the covenant entitled “Limitation on Transactions with Affiliates”,

(12)	the covenant entitled “Dividend and other Payment Restrictions Affecting Subsidiaries”,

(13)	the covenant entitled “Subsidiary Guarantees” (Senior Notes Indenture only),

(14)	the covenant entitled “Limitations on Layering Indebtedness”,

(15)	the covenant entitled “Reports to Holders”,

(16)	the covenant entitled “Limitations on Designation of Restricted and Unrestricted Subsidiaries”,

(17)	the covenant entitled “Business Activities”,

(18)	the covenant entitled “Limitation on Sale/Leaseback Transactions”,

(19)	the covenant entitled “Ownership of Issuers” (Senior Notes Indenture only),

(20)	the covenant entitled “Special Interest Notice”, and

(21)	the covenant entitled “Mergers, Consolidations, Etc.”
The amendments also deleted Clause (3) of Section 6.01, relating to an event of default in connection with mergers and consolidations.

As previously reported in the Company’s Current Report on Form 8-K filed on August 2, 2007, the Company announced that it had received the requisite consents of the holders of approximately 95.82% of the 9.0% Senior Notes due 2012 of Horizon Lines, LLC and Horizon Lines Holding Corp. and 98.75% of the 11.0% Senior Discount Notes due 2013 of H-Lines Finance Holding Corp., in connection with the previously disclosed tender offer and consent solicitation by the Company.
The foregoing description of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures attached as Exhibit 4.1 and Exhibit 4.2 to the Form 8-K filed on August 2, 2007, which are incorporated herein by reference.
Item 8.01 Other Events.
On August 9, 2007, the Company issued a press release announcing the closing of the Notes offering described in Item 2.03 of this Current Report on 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
4.1*	First Supplemental Indenture, dated as of July 31, 2007, to the Indenture dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.

4.2*	First Supplemental Indenture, dated as of July 31, 2007, to the Indenture dated as of December 10, 2004 by H-Lines Finance Holding Corp. and The Bank of New York Trust Company, N.A., as Trustee.

4.3	Indenture, dated August 8, 2007, by and among Horizon Lines, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

4.4	Form of Note (included in Exhibit 4.3).

10.1	Purchase Agreement, dated August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers.

10.2	Registration Rights Agreement, dated August 8, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers.

10.3	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co.

10.4	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A.

10.5	Confirmation of Convertible Bond Hedge Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association.

10.6	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co.

10.7	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A.

10.8	Confirmation of Issuer Warrant Transaction, dated as of August 1, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association.

10.9	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Goldman, Sachs & Co.

10.10	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Bank of America, N.A.

10.11	Amendment to Confirmation of Issuer Warrant Transaction dated as of August 3, 2007, by and among Horizon Lines, Inc. and Wachovia Capital Markets, LLC, solely as agent of Wachovia Bank, National Association.

10.12	Credit Agreement, dated August 8, 2007, by and among Horizon Lines, Inc., as Borrower; certain subsidiaries of the Borrower for time to time parties thereto, as Guarantors; the Lenders parties thereto; Wachovia Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; and Goldman Sachs Credit Partners, L.P., LaSalle Bank, National Association and JPMorgan Chase Bank, N.A., as Joint Documentation Agents.

99.1	Press Release, dated August 9, 2007.

*	Incorporated by reference from the Company’s Form 8-K, filed on August 2, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: August 13, 2007	By:	/s/ M. Mark Urbania
M. Mark Urbania
Senior Vice President, Chief Financial Officer and Assistant Secretary